Exhibit 99

EnSync Reports First Quarter Fiscal Year 2017 Results

MILWAUKEE, WI – (November 10, 2016) – EnSync, Inc. (NYSE MKT: ESNC), dba EnSync Energy Systems, a leading developer of innovative energy management systems for the utility, commercial, industrial and multi-tenant building markets, today announced first quarter fiscal year 2017 results, ended September 30, 2016.

Recent Highlights

•	Revenue during the first quarter of fiscal 2017 was $7.7 million compared to $0.3 million in the year ago period;

•	Growth in revenue during the first quarter was driven by the sale of multiple power purchase agreements (PPAs) to American Electric Power subsidiary, AEP OnSite Partners;

•	Completed shipment of the system at the Open Access Technology International, Inc. (OATI) South Campus;

•	Successfully commissioned the 500kWh Lotte Chemical utility battery, concluding the R&D agreement, and securing a total of $2,425,000 in payments. The final $175,000 installment will be recognized as revenue in Q2 of fiscal 2017;

•	In September 2016, the Company’s Matrix Energy Management platform was selected to manage Solar Power International’s Smart Energy Microgrid Pavilion at the SPI Las Vegas Conference;

•	Received a purchase order for a Matrix Energy Management system from a major global energy management solutions provider;

•	Successfully demonstrated our Supply Response on Demand capability at the Intersolar North America Conference in San Francisco in July, a major step forward in enabling the “Internet of Energy”;

•	Signed two additional PPA projects in Hawaii as part of the second tranche during the first quarter. Tranche 2 now consists of four PPA projects;

•	Backlog for PPA projects, components and systems at the end of fiscal Q1 2017 stood at approximately $5.6 million;

•	Cash balance at the end of September 2016 increased to $19.9 million compared to $17.2 million at the end of June 2016; and

•	Continued focus on operational efficiencies has resulted in a reduction in engineering development, selling, general and administrative costs from $3.9 million in the first quarter of fiscal 2016 to less than $3.6 million in the current quarter.

Management Discussion

“The first quarter of fiscal 2017 was transformational for EnSync and the industry as a whole as we completed the first ever sale of PPA agreements for PV plus storage for the commercial and industrial (C and I) market in a behind the grid setting,” commented Brad Hansen, President and Chief Executive Officer of EnSync Energy Systems. “Our systems design expertise, intellectual property, and innovative business model has positioned us perfectly to take advantage of a market environment driven by a global, national and local shifting of the energy production mix from carbon emitting sources to renewable sources, and by increasingly favorable economics for solar energy, energy storage, and combined solar plus storage systems. We are pleased with this transformative industry achievement and look forward to further capitalizing on the opportunity into the future.”

Fred Vaske, Chief Administrative Officer of EnSync Energy Systems, commented, “With the completed sale of all Tranche 1 projects behind us, as well as our success in closing four additional PPA contracts for Tranche 2, we remain optimistic that the Solar + Storage PPA model is an effective approach to providing customers with the economic and performance benefits derived from a distributed energy resource while allowing investors to provide the necessary upfront capital in exchange for attractive economic returns. Our experience with the sale process that led up to the AEP purchase demonstrated to us that there are many sophisticated and experienced investors with solar track records who recognize the value proposition created by the addition of storage and control systems, and who are actively looking for investment opportunities into this new type of asset. Given the typical 20-year term of a PPA, these investors demand well-structured projects which have credit-worthy customers, are well and thoroughly contracted, and which are appropriately modeled for both power and cash flows. As we bring our next project Tranches to the investor market for sale, we believe there is an active marketplace, including many buyers who were interested and considered the Tranche 1 portfolio.”

Mr. Hansen concluded, “For the remainder of the fiscal year, we are targeting the closure of two additional tranches of PPA projects, with each tranche representing between $10 and $20 million. We are bullish on this business and are anticipating significant decreases in cost inputs compared to those in our first tranche, driven by decreased EPC costs, lower project origination expenses, competitive bidding on solar panels, in house management of the installation and commissioning of storage components, improvement in battery and power electronic pricing, and overall standardization of contracts. This confluence of strong demand, decreased costs, and our overall experience sets the stage for improved financial performance on a go forward basis.”

First Quarter Financial Results

Total revenue for the first quarter which ended September 30, 2016 was $7.7 million compared to $0.3 million in the first quarter of fiscal 2016. Revenue growth in the quarter was primarily driven by the sale of multiple power purchase agreements (PPAs) to American Electric Power subsidiary, AEP OnSite Partners.

Total cost of products sold during the first quarter was $7.8 million. As previously discussed, the Company incurred certain non-recurring and start-up costs associated with the initial sale of its PPA projects.

Engineering and development costs increased by $0.9 million during the first quarter compared to the year ago period, while advanced engineering and development costs decreased by $0.7 million primarily associated with timing incurred under the Lotte R&D agreement. Selling, General and Administrative costs totaled $2.6 million in the first quarter of fiscal 2017, compared to $2.2 million during the first quarter of fiscal 2016.

Net loss attributable to common shareholders was $(4.7) million, or $(0.10) per basic and diluted share, for the first quarter of fiscal 2017, compared to $(3.8) million, or $(0.08) per basic and diluted share, in the year ago first quarter.

Backlog for PPA projects, components and systems at the end of fiscal Q1 2017 stood at approximately $5.6 million.

Conference Call Information

Date: Thursday, November 10, 2016
Time: 4:30 p.m. ET (3:30 p.m. CT)
Domestic participant dial in #: 844-861-5498 or 412-317-6580
Participant passcode #: 10095678

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. A webcast replay of the call will be available later on the same day via the investor relations section of the Company's web site at www.ensync.com for 90 days.

Domestic replay #: 877-344-7529 or 412-317-0088
Replay passcode #: 10095678

About EnSync Energy Systems

EnSync, Inc. (NYSE MKT: ESNC), dba EnSync Energy Systems, is enabling the future of electricity with advanced energy management systems critical to a global economy becoming increasingly reliant upon the expansion of renewable energy. Whether part of the grid power transmission and distribution network, or behind the meter in commercial, industrial and multi-tenant buildings, EnSync technology brings differentiated power control and energy storage solutions to electricity-challenged environments. Our technologies also serve as the system level intelligence in microgrid applications, by seamlessly integrating multiple generation and storage assets to deliver power in remote and community level environments not served by the grid, or areas electing to use the grid secondary to microgrid assets. In 2015, EnSync incorporated power purchase agreements (PPAs) into its portfolio of offerings, enabling electricity savings for customers and providing a stable financial yield for investors. EnSync is a global corporation, with a joint venture in AnHui, China at Meineng Energy, as well as a strategic partnership with Solar Power, Inc. (SPI). For more information, visit: www.ensync.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or other comparable terms. All statements other than statements of historical facts included in this press release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results, expectations concerning our PPA strategy, the anticipated results of our product development efforts and other expectations regarding our business strategy. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of our most recent Annual Report on Form 10-K and our subsequently filed Quarterly Report(s) on Form 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Relations Contact:

Lytham Partners, LLC

Robert Blum, Joseph Diaz, or Joe Dorame

(602) 889-9700

EnSync Media Contact:

Michelle Montague

(262) 735-5676

EnSync, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three months ended September 30,
	2016	2015
Revenues
Product sales	$7,656,561	$150,536
Engineering and development	-	122,440
Total revenues	7,656,561	272,976

Costs and expenses
Cost of product sales	7,766,143	(13,835)
Cost of engineering and development	937,725	54,147
Advanced engineering and development	1,001,328	1,671,442
Selling, general, and administrative	2,552,451	2,226,974
Depreciation and amortization	154,357	178,590
Total costs and expenses	12,412,004	4,117,318

Loss from operations	(4,755,443)	(3,844,342)

Other income (expense)
Equity in gain (loss) of investee company	23,655	(47,708)
Interest income	11,358	4,616
Interest expense	(12,997)	(15,130)
Other income	8,432	76,437
Total other income	30,448	18,215

Loss before expense (benefit) for income taxes	(4,724,995)	(3,826,127)

Expense (benefit) for income taxes	-	-
Net loss	(4,724,995)	(3,826,127)
Net loss attributable to noncontrolling interest	82,273	68,716
Net loss attributable to EnSync, Inc.	(4,642,722)	(3,757,411)
Preferred stock dividend	(75,445)	(76,521)
Net loss attributable to common shareholders	$(4,718,167)	$(3,833,932)

Net loss per share
Basic and diluted	$(0.10)	$(0.08)

Weighted average shares - basic and diluted	47,753,604	45,998,899

EnSync, Inc.

Condensed Consolidated Balance Sheets

	(Unaudited)
	September 30, 2016	June 30, 2016
Assets
Current assets:
Cash and cash equivalents	$19,923,178	$17,189,089
Accounts receivable, net	433,282	172,633
Inventories, net	1,797,287	1,869,942
Prepaid expenses and other current assets	541,599	600,591
Customer intangible assets	76,293	76,293
Note receivable	174,164	171,140
Deferred PPA project costs	516,017	5,690,307
Deferred customer project costs	115,536	419,765
Project assets	674,836	1,190,853
Total current assets	24,252,192	27,380,613
Long-term assets:
Property, plant and equipment, net	3,744,130	3,889,106
Investment in investee company	2,189,281	2,165,626
Goodwill	809,363	809,363
Right of use assets-operating leases	116,903	27,264
Total assets	$31,111,869	$34,271,972

Liabilities and Equity
Current liabilities:
Current maturities of long-term debt	$334,762	$332,707
Accounts payable	449,684	569,226
Accrued expenses	1,106,679	501,031
Customer deposits	397,769	201,352
Accrued compensation and benefits	323,982	257,087
Total current liabilities	2,612,876	1,861,403
Long-term liabilities:
Long-term debt, net of current maturities	973,429	1,057,720
Deferred revenue	13,712,638	13,290,000
Other long-term liabilities	227,442	25,789
Total liabilities	17,526,385	16,234,912

Commitments and contingencies

Equity
Series B redeemable convertible preferred stock ($0.01 par value, $1,000 face value) 3,000 shares authorized and issued, 2,300 shares outstanding, preference in liquidation of $5,393,243 and $5,317,800 as of September 30, 2016 and June 30, 2016, respectively	23	23
Series C convertible preferred stock ($0.01 par value, $1,000 face value), 28,048 shares authorized, issued, and outstanding, preference in liquidation of $8,192,241 and $12,719,260 as of September 30, 2016 and June 30, 2016, respectively	280	280
Common stock ($0.01 par value); 300,000,000 authorized, 47,824,821 and 47,752,821 shares issued and outstanding as of September 30, 2016 and June 30, 2016, respectively	1,186,563	1,185,843
Additional paid-in capital	137,857,166	137,585,233
Accumulated deficit	(125,192,830)	(120,550,108)
Accumulated other comprehensive loss	(1,584,817)	(1,585,583)
Total EnSync, Inc. equity	12,266,385	16,635,688
Noncontrolling interest	1,319,099	1,401,372
Total equity	13,585,484	18,037,060
Total liabilities and equity	$31,111,869	$34,271,972

EnSync, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three months ended September 30,
	2016	2015
Cash flows from operating activities
Net loss	$(4,724,995)	$(3,826,127)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property, plant and equipment	156,464	208,290
Amortization of customer intangible assets	-	6,000
Stock-based compensation, net	272,653	156,792
Equity in (gain) loss of investee company	(23,655)	47,708
Provision for inventory reserve	140,690	-
Gain on sale of property and equipment	(8,432)	-
Interest accreted on note receivable	(3,024)	(3,025)
Gain on bargain purchase	-	(76,437)
Changes in assets and liabilities
Accounts receivable	(264,078)	(21,926)
Inventories	(68,035)	(1,085,700)
Prepaids and other current assets	60,441	(392,407)
Deferred PPA project costs	5,174,290	-
Deferred customer project costs	304,229	(137,124)
Project assets	516,017	(2,198,770)
Accounts payable	(119,542)	339,695
Accrued expenses	579,447	(416,930)
Customer deposits	196,417	35,964
Accrued compensation and benefits	66,895	70,004
Deferred revenue	422,638	13,290,000
Other long-term liabilities	137,983	-
Net cash provided by operating activities	2,816,403	5,996,007
Cash flows from investing activities
Cash paid for business combination	-	(225,829)
Change in restricted cash	-	(15)
Expenditures for property and equipment	(9,149)	-
Proceeds from sale of property and equipment	9,754	-
Net cash provided by (used in) investing activities	605	(225,844)
Cash flows from financing activities
Payment of financing costs	-	(261,982)
Repayments of long-term debt	(82,236)	(80,222)
Proceeds from issuance of preferred stock	-	13,300,000
Proceeds from issuance of common stock	-	6,800,000
Contributions of capital from noncontrolling interest	-	45,000
Net cash (used in) provided by financing activities	(82,236)	19,802,796
Effect of exchange rate changes on cash and cash equivalents	(683)	(2,062)
Net increase in cash and cash equivalents	2,734,089	25,570,897
Cash and cash equivalents - beginning of period	17,189,089	10,757,461

Cash and cash equivalents - end of period	$19,923,178	$36,328,358

Supplemental disclosures of cash flow information:
Cash paid for interest	$10,520	$15,241
Supplemental noncash information:
Right of use asset obtained in exchange for new operating lease	$102,943	$-